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                       SECURITIES AND EXCHANGE COMMISSION

                             Washington, D.C. 20549



                                    FORM 8-K



                                 CURRENT REPORT


                     Pursuant to Section 13 or 15(d) of the

                         Securities Exchange Act of 1934





         Date of Report (Date of earliest event reported):     September 6, 1999



                              AMERICAN BANCSHARES, INC.
              (Exact Name of Registrant as Specified in its Charter)




         Florida                      0-27474                  65-0624640
(State or Other Jurisdiction   (Commission File Number)       (IRS Employer
        Incorporation)                                    Identification Number)




   4502 Cortez Road West, Bradenton, Florida                       34210-2801
   (Address of Principal Executive Offices)                        (Zip Code)




Registrant's telephone number, including area code: (941) 795-3050
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Item 5.  Other Events.

         American Bancshares, Inc., a Florida corporation ("ABI"), Gold Banc Corporation, Inc., a Kansas corporation ("Gold Banc"), and Gold Banc Acquisition Corporation XI, Inc., a Kansas corporation which will be a wholly-owned subsidiary of Gold Banc ("Acquisition Subsidiary"), have entered into an Agreement and Plan of Reorganization dated September 6, 1999 (the "Merger Agreement") pursuant to which, among other things ABI will be merged with and into Acquisition Subsidiary, with Acquisition Subsidiary as the surviving corporation (the "Merger"). A copy of the Merger Agreement is attached hereto as
Exhibit 2.1 and is incorporated herein by reference. The press release describing the proposed Merger is attached hereto as Exhibit 99.1.

         Gold Banc is a Kansas-based bank holding company registered under the Bank Holding Company Act of 1956, as amended, with total assets of approximately $1.2 billion. ABI and its subsidiaries, including American Bank, a Florida banking corporation (the "Bank"), have total assets on a consolidated basis of approximately $484.8 million. Pursuant to the terms of the Merger Agreement, each ABI common share, $1.175 par value per share ("ABI Common Shares"), other than certain shares owned by Gold Banc or its subsidiaries, issued and outstanding immediately prior to Effective Time (as defined in the Merger Agreement) of the Merger will be converted into and exchanged for the number of shares (the "Exchange Ratio") of Gold Banc common stock, $1.00 par value per share ("Gold Banc Common Stock") determined by dividing $18.18 by the Average
Gold Banc Stock Price (as defined herein). The Exchange Ratio floats based on the average closing sales price for Gold Banc Common Stock reported on the Nasdaq National Market System during the ten day trading period ending three trading days prior to the Determination Date ("Average Gold Banc Stock Price"). The Determination Date is the date on which the last regulatory approval or shareholder approval is received, whichever is later. No fractional Gold Banc Common Stock will be issued in the Merger, and ABI shareholders who otherwise would be entitled to receive a fractional share of Gold Banc Common Stock will receive a cash payment in lieu thereof. Outstanding options to purchase ABI Common Shares will be converted into options to purchase Gold Banc Common Stock at the same Exchange Ratio.

         Notwithstanding the foregoing, (i) if the Average Gold Banc Stock Price is greater than $13.75 on the Determination Date, then the Exchange Ratio will be $18.18 divided by $13.75, and (ii) if the Average Gold Banc Stock Price is less than $11.00 on the Determination Date, then the Exchange Ratio will be $18.18 divided by $11.00.

         The Merger is intended to be a tax-free reorganization under the Internal Revenue Code of 1986, as amended, and to be accounted for under the pooling of interests method.

         Consummation of the Merger is subject to a number of conditions, including, among others, the following: (i) receipt of the approval of a majority of the outstanding ABI Common Shares, (ii) receipt of all requisite governmental and regulatory approvals (including approval of the Board of Governors of the Federal Reserve System), (iii) ABI's receipt of a fairness opinion from its investment banker within five (5) days from the date of its proxy statement, (iv) effectiveness of a registration statement to be filed by Gold Banc with the Securities and Exchange Commission with respect to the Gold Banc Common Stock to be issued in the Merger, (v) receipt of a letter from Gold Banc's independent public accountants that the Merger will be accounted for as a pooling of interests transaction, (vi) receipt of a favorable opinion of counsel with respect to the tax-free nature of certain aspects of the Merger, and (vii) the satisfaction of certain other closing conditions customary in transactions of this nature. The Merger Agreement provides that the existing Board of Directors of the Bank will, after consummation of the Merger, continue to serve as members of the Bank's Board of Directors until the next annual meeting of the stockholders of the Bank, or until their successors shall have been duly elected as provided in the Bank's Bylaws. The Merger Agreement is subject to termination under certain circumstances, including the failure to consummate the Merger by March 31, 2000. In addition, if the Average Gold Banc Stock Price on the Determination Date is less than $10.00 or if ABI, the Bank or Freedom Finance Company, a Florida corporation and wholly-owned subsidiary of ABI, fail to achieve any of the financial measures set forth in the Merger Agreement, then Gold Banc and ABI must attempt to negotiate in good faith a mutually acceptable revised Exchange Ratio. If the parties are unable to do so, then ABI shall have the right to terminate the Merger Agreement in the case of the Average Gold Banc Stock Price being less than $10.00, and Gold Banc shall have the right to terminate the Merger Agreement in the event ABI and its subsidiaries fail to meet the financial measures set forth in the Merger Agreement.
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         Concurrently with the execution of the Merger  Agreement,  on September
6, 1999, Gold Banc and all of the directors of ABI executed a Voting Agreement, pursuant to which each director of ABI agreed to vote their ABI Common Shares now owned or thereafter acquired (i) in favor of the Merger, the Merger Agreement and the transactions contemplated by the Merger, and (ii) against any competing Acquisition Proposal (as defined in the Merger Agreement), or any other action or agreement which would result in a breach by ABI of any representation, warranty, or covenant in the Merger Agreement or result in ABI being unable to fulfill any of its conditions or obligations under the Merger Agreement. The Voting Agreement terminates upon the earlier of: (i) the Effective Time of the Merger, or (ii) termination of the Merger Agreement. A copy of the Voting Agreement is attached hereto as Exhibit 10.1 and is incorporated herein by reference.

         The foregoing summary of the contents of the Merger Agreement and the Voting Agreement is qualified in its entirety by reference to Exhibit 2.1 and
Exhibit 10.1, respectively, to this Current Report on Form 8-K.

         On September 7, 1999, ABI announced the execution of the definitive Merger Agreement with Gold Banc and Acquisition Subsidiary, and its general terms.

Item 7.  Financial Statements and Exhibits.

(a)      Not Applicable

(b)      Not Applicable

(c)      Exhibits required by Item 601 of Regulation S-K

Exhibit No.                Description

   2.1 Agreement and Plan of Reorganization, dated September 6, 1999, by and among Gold Banc Corporation, Inc., Gold Banc Acquisition Corporation XI, Inc., and American Bancshares, Inc.

   10.1 Voting Agreement, dated September 6, 1999, by and among Gold Banc Corporation, Inc. and the directors of American Bancshares, Inc., as individuals.

   99.1           Press Release, issued September 7, 1999, regarding the Merger.

                                    SIGNATURE

         Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                                           AMERICAN BANCSHARES, INC.

Date:  September 21, 1999                  By:  /s/Jerry L. Neff
                                           Jerry L. Neff
                                           President and Chief Executive Officer



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                                  EXHIBIT INDEX



Exhibit No.     Description


2.1 Agreement and Plan of Reorganization, dated September 6, 1999, by and among Gold Banc Corporation, Inc., Gold Banc Acquisition Corporation XI, Inc., and American Bancshares, Inc.

10.1 Voting Agreement, dated September 6, 1999, by and among Gold Banc Corporation, Inc. and the directors of American Bancshares, Inc., as individuals.

99.1             Press Release, issued September 7, 1999, regarding the Merger.
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